EXHIBIT 10.1


                                COMMERCIAL LEASE

This lease is made in duplicate between:

(A)  Tradeglobe Consulting Ltd.            ( the "Landlord")
     -----------------------------------
           (landlord's name)

and

(B)  POPstar Communications Canada Corp.   ( the "Tenant")
     -----------------------------------
              (tenant's name)

The Landlord and the Tenant hereby agree as follows:

1. The Landlord hereby grants the Tenant a lease of the premises outlined in red (for dedicated area) and yellow (for common area) on the floor plan attached as Schedule A located on the Ground & 2nd floors of 107 East 3rd Avenue, Vancouver, BC Canada (the "Premises"). The parties agree that the Premises have a rented area of 5,130 square feet, excluding the exterior walls.

2. The term of this lease commences on April 1, 2000 and ends on March 31, 2001. If the Tenant continues in occupation of the Premises with the consent of the Landlord after expiry of the term of this lease, the Tenant shall be deemed to be leasing the Premises on a month-to-month basis but otherwise on the terms as set out in this lease.

3.   The Tenant may use the Premises for   Office Use  and for no other purpose.
                                         -------------
                                       (business purpose)

4.   The commencement date of this lease shall be April 1, 2000.

5. The Landlord shall also be solely responsible for repairs or improvements to the structure and to the exterior of the building.

6.   Rent, Security Deposit, Rental Operating and Other Charges

     (a) The Tenant shall pay the Landlord a "base rent" based on the following schedule which shall become effective automatically and without further notice as of the first day of the specified lease month:

              Lease Months                           Monthly Rental
              ------------                           --------------
              Months 1-12                            C$4,488.55
              Months 13-24 (if applicable)           C$4,713.00


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          The Tenant  shall pay the base rent to the  Landlord  in advance on or before the first of each month commencing on April 1, 2000 with the base rent for any broken portion of a calendar month in which this lease terminates being prorated.

     (b) The Tenant shall pay the Landlord a security deposit of C$4,488.55 immediately upon the commencement date of this lease. The Tenant acknowledges that the security deposit shall be held by Landlord without interest as security for the performance by the Tenant of the Tenant's covenants and obligations under this lease. The Tenant agrees that such deposit may be commingled with the Landlord's other funds and that such security deposit is not an advance payment of rental or a measure of the Landlord's damages in case of default by the Tenant. Upon the occurrence of any event of default by the Tenant, the Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such funds to the extent necessary to make good any arrears of rentals and any other damage, injury, expense or liability caused to the Landlord by such event of default, and the Tenant shall pay to the Landlord on demand the amount so applied in order to restore the security deposit to its original amount. If the Tenant is not then in default hereunder, any remaining balance of such security deposit shall be returned by the Landlord to the Tenant within thirty (30) days of termination of this lease and the Tenant's vacating of the Premises.

     (c) The Tenant shall be responsible for the Tenant's share (being 58%) of the following services and expenses (referred to as "the Tenant's Share of Rental Operating Charges"):

          -    utilities including but not limited to electricity, gas, water;
          -    property taxes;
          -    cleaning, garbage disposal;
          -    landscaping and gardening;
          -    property insurance; and
          -    security alarm and monitoring.

          The Landlord shall invoice the Tenant monthly for the Tenant's Share of Rental Operating Charges incurred during the preceding calendar month. Each invoice is payable in full within thirty days after delivery. The Tenant is deemed to have admitted the accuracy of the amount charged in any invoice for the Tenant's Share of Rental Operating Charges that he or she has not challenged in writing within the applicable thirty-day period.

     (d) The Tenant shall also pay the Landlord as "other charges", on demand, 100% of the total costs reasonably incurred by the Landlord, including but not limited to legal fees in connection with the curing of any default by the Tenant


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          under this lease,  the collection of payment of rent and the regaining of lawful possession of the Premises.

7. Any services and expenses relevant to the use by the Tenant of the Premises and not specified in this lease shall be the responsibility and for the expense of the Tenant.

8. The Landlord covenants with the Tenant that so long as the Tenant complies with the terms of this lease, the Tenant may occupy and enjoy the Premises without any interruption, subject to the terms herein, from the Landlord.

9. The Landlord is not liable for any damage to the Tenant's property or for any injury to any person in or coming to or from the Premises, however caused, and the Tenant agrees to indemnify the Landlord against the financial consequences of any such liability. In this regard, the Tenant shall purchase and maintain public liability insurance in the amount of no less than two million dollars (C$2,000,000.00) and shall provide proof of this insurance to the Landlord on request.

10. The Landlord may terminate this lease for any one of the following or any other causes permitted by law:

     (a) thirty days' arrears of rent, other charges and the Tenant's Share of Rental Operating Charges;

     (b)  the bankruptcy or insolvency of the Tenant;

     (c) a material change in the use of the Premises by the Tenant, and in particular (without limiting the generality of this provision) any change which affects the Landlord's building insurance or which constitutes a nuisance.

     (d)  any unauthorized assignment or subletting of this lease by the Tenant;

     (e)  substantial damage to or destruction of the Premises;

     (f) any sale or material change in use of the building in which the Premises are located by the Landlord; and

     (g) any significant willful or negligent damage to the Premises caused by the Tenant or by persons permitted on the Premises by the Tenant.

11. The Tenant shall not assign or in any manner transfer this lease or any estate or interest therein, or sublet the Premises or any part thereof, or grant any license, concession or other right of occupancy of any portion of the Premises without the prior written consent of the Landlord. The Landlord agrees that it will not withhold consent in a wholly unreasonable and arbitrary manner; however, in determining whether or not to grant its consent, the Landlord shall be entitled to take into consideration factors including but not limited to the nature of business, reputation and net worth of the proposed transferee, and the then current market conditions (including market rentals). In addition, the Landlord shall also be entitled to charge the Tenant a reasonable fee for processing the Tenant's request.

12. The Tenant shall keep the Premises in a reasonable state of repair and cleanliness and shall not make improvements or alterations to the Premises without the written consent of the Landlord, which consent may not be unreasonably withheld.

13. The Landlord and the Landlord's agents and representatives shall have the right to enter the Premises at any time in case of an emergency, and otherwise at all reasonable times upon reasonable advance oral or written notice for any purpose permitted pursuant to the terms of this lease, including, but not limited to, examining the Premises; making such repairs or alterations therein as may be necessary or appropriate in the Landlord's sole judgment for the safety and preservation thereof; erecting, installing, maintaining, repairing or replacing wires, cables, conduits, vents, ducts, risers, pipes, HVAC equipment or plumbing equipment running in, to, or through the Premises; showing the Premises to prospective purchasers or mortgagees and during the last year of this lease, prospective tenants; and posting notices of nonresponsibility. Except in the event of an emergency, the Landlord's agents and representatives shall be accompanied by a representative of the Tenant whenever they enter the Premises. The Tenant shall use reasonable efforts to accommodate the Landlord's requests for accompanied entry of the Premises.

14. At the end of the lease, the Tenant shall deliver vacant possession to the Landlord of the Premises in the same condition as at the commencement of the lease, reasonable wear and tear excepted and except that the Landlord may, in the Landlord's sole discretion, elect to keep any of the Tenant's improvements, alterations, or fixtures.

15. Any written notice required or permitted to be given by this lease is sufficiently given if sent in proper form by ordinary mail to the last known address of the party for whom the notice is intended. Any written notice sent by ordinary mail in accordance with this paragraph is deemed, for the purposes of this lease, received by the addressee on the seventh day after mailing unless actually received before. Nothing in this paragraph prevents giving written notice in any other manner recognized by law.

16. In this lease, words importing the singular include the plural, and vice versa, and importing the masculine gender include the feminine, and importing an individual include a corporation and vice versa. This lease binds and benefits the parties and their respective heirs, successors, and permitted assigns.

17. If not in default under this lease, the Tenant has the right to renew this lease for a further term of ONE years exercisable by giving written notice of renewal to


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     the Landlord in the three-month period immediately before the expiry of the original fixed term of this lease. The renewed lease is granted on the same terms as set out in this lease except as to base rent and without any further right of renewal. The base rent payable by the Tenant in the renewed term may be agreed between the Landlord and Tenant but, failing such agreement before commencement of the renewed term of the lease, the amount of the base rent shall be referred to and settled by a single arbitrator agreed upon by the parties or, in default of such agreement, to a single arbitrator appointed pursuant to the legislation governing submissions to arbitration in the jurisdiction whose laws govern this agreement. The decision of the arbitrator is final and binding on the parties with no right of appeal.

 Executed under seal on   April 1, 2000.
                         ---------------
                             (date)


Signed, sealed, and delivered           )
in the presence of:                     )
                                        )
                      107 E. 3rd Ave.   )
/s/ Don Lau           Vancouver, B.C.   )     /s/ Thompson Chu
--------------------------------------  )     Thompson Chu, Director
Witness (Don Lau)                       )     The Landlord


                                        )
                      107 E. 3rd Ave.   )
/s/ Don Lau           Vancouver, B.C.   )     /s/ John McDermott
--------------------------------------  )     John McDermott, President
Witness (Don Lau)                       )     The Tenant